                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE
---------------------
CONTACT:
BRUCE JOHNSON                                             MATT HAYDEN
eRESEARCHTECHNOLOGY, INC.                                 HAYDEN COMMUNICATIONS
215-282-5580                                              858-456-4533


            eRESEARCHTECHNOLOGY REPORTS RECORD SECOND QUARTER RESULTS

          Company Reports 91% Increase in Revenues to $28.2 Million and
         194% Increase in Net Income, Resulting in Diluted EPS of $0.15;
             eRT Raises 2004 Full Year EPS Guidance to $0.62 - $0.63


PHILADELPHIA, PA July 21, 2004/PRNewswire-FirstCall/ -- eResearchTechnology, Inc. (Nasdaq: ERES) (eRT or the company), a leading provider of technology and services to the pharmaceutical, biotechnology and medical device industries, announced today second quarter and six month results for the period ended June 30, 2004.

The company reported record revenues in the second quarter of $28.2 million, a 91% increase compared to $14.8 million in revenue reported for the second quarter of 2003. eRT reported net income for the second quarter of 2004 of $8.1 million, or $0.15 per diluted share, an increase of 194% compared with net income of $2.8 million, or $0.05 per diluted share, for the second quarter of 2003.

For the six months ended June 30, 2004, the company reported revenues of $54.3 million, a 91% increase over revenues of $28.4 million for the six months ended June 30, 2003. Net income increased 195% to $15.4 million, or $0.28 per diluted share, from $5.2 million, or $0.10 per diluted share, for the six months ended June 30, 2003. The company's effective tax rate was 40.2% for the second quarter and six months ended June 30, 2004 versus 37.3% for the same periods in 2003.

"Once again cardiac safety revenues grew more than 100% over last year indicating that the marketplace is experiencing dramatic growth as a result of regulatory guidance and customer adoption of this guidance. The company's solid performance and subsequent increase in guidance reflects the industry's strong demand for our technology and services," commented Joe Esposito, eRT's President and Chief Executive Officer. "Given the positive atmosphere, record backlog, and demand for our products and services, we plan to continue investments in technology, infrastructure and our sales force to ensure uniform delivery of our marketing message backed by quality service worldwide."

Some of the highlights of the second quarter of 2004 included:

         o The company completed the quarter with a backlog of $110 million, the highest in its history and an increase from $107 million as of March 31, 2004 and $51 million as of June 30, 2003.

         o The second quarter of 2004 marked the 14th consecutive quarter that the company posted a sequential increase in revenues and operating income.

         o eRT completed the quarter with $77.2 million in cash and short-term investments, an increase of $15.1 million from the first quarter of 2004.

         o The company's gross margin improved to 68.4% in the second quarter of 2004, from 67.5% in the first quarter of 2004 and from 60.6% in the second quarter of 2003.

         o The company increased its annual license revenues by 42% to $996,000 in the second quarter of 2004, from the year earlier period and its cardiac safety revenues by 101% from the year earlier period.

         o The company grew its EDC/Data Management products revenue by 52% to $4.6 million, versus the year earlier period. The second quarter of 2004, included an agreement with SFBC International to provide the eResearch Network integrated suite of applications.

         o eRT entered into twelve new Thorough Phase I agreements plus three extensions for drugs in later stage development. The value of these studies totaled approximately $16 million.

         o The company announced a two-year, $6 million Franchise agreement with a multinational drug developer to provide comprehensive cardiac safety and related services for compounds in all phases of clinical development.

         o eRT announced the receipt of a United States Patent for various methods and systems for processing electrocardiograms during clinical trials. The patent includes more than 50 claims directed to various features of eRT's EXPeRT workflow-enabled data handling technology.

2004 GUIDANCE

The company issued the following guidance for the remainder of 2004. It expects to report revenues for the third quarter ending September 30, 2004 of $30.0 million to $30.5 million and to generate earnings of $0.16 to $0.17 per diluted share. The company also raised its estimates for the full year. It now expects revenues of $117 million to $119 million, exceeding the company's previous guidance of $114 million to $116 million. The revised guidance represents at least a 75% increase in revenues from the full year 2003. It also expects full year diluted earnings per share of $0.62 to $0.63, exceeding previous guidance of $0.59 to $0.60. The current guidance assumes a tax rate of 40.2% for 2004.

Mr. Esposito and Bruce Johnson, the company's Chief Financial Officer, will hold a conference call to discuss these results. The conference call will take place at 4:45 p.m. EDT on July 21, 2004. Interested participants should call 877-826-1579 when calling within the United States or 973-935-8506 when calling internationally. There will be a playback available until August 21, 2004. To listen to the playback, please call 877-519-4471 when calling within the United States or 973-341-3080 when calling internationally. Please use pass code 4964660 for the replay.

This call is being webcast by ViaVid Broadcasting and can be accessed at eRT's web site at www.eRT.com. The webcast may also be accessed at ViaVid's website at www.viavid.net/detailpage.aspx?sid=00001CFE. The webcast can be accessed until August 21, 2004 on either site.

Based in Philadelphia, PA, eResearchTechnology, Inc. (www.eRT.com) is a provider of technology and services to the pharmaceutical, biotechnology and medical device industries on a global basis. The company is a market leader in providing centralized core-diagnostic electrocardiographic (ECG) technology and services to evaluate cardiac safety in clinical development. The company is also a leader in providing technology and services to streamline the clinical trials process by enabling its customers to automate the collection, analysis, and distribution of clinical data in all phases of clinical development.

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, including, but not limited to, 2004 guidance, involve a number of risks and uncertainties such as competitive factors, technological development, market demand, and the company's ability to obtain new contracts and accurately estimate net revenues due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. As a result, actual results may differ materially from any financial outlooks stated herein. Further information on potential factors that could affect the company's financial results can be found in the company's Reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission.

                              eRESEARCHTECHNOLOGY, INC. AND SUBSIDIARIES
                                 CONSOLIDATED STATEMENTS OF OPERATIONS
                               (in thousands, except per share amounts)
                                              (unaudited)


                                          Three Months Ended June 30,      Six Months Ended June 30,
                                             2003           2004              2003           2004
                                            -------        -------           -------        -------
Net revenues:
      Licenses                              $ 1,154        $ 2,670           $ 2,343        $ 5,123
      Services                               13,622         25,494            26,016         49,133
                                            -------        -------           -------        -------

Total net revenues                           14,776         28,164            28,359         54,256
                                            -------        -------           -------        -------

Costs of revenues:
      Cost of licenses                          188            231               332            353
      Cost of services                        5,630          8,663            10,817         17,011
                                            -------        -------           -------        -------

Total costs of revenues                       5,818          8,894            11,149         17,364
                                            -------        -------           -------        -------

Gross margin                                  8,958         19,270            17,210         36,892
                                            -------        -------           -------        -------

Operating expenses:
      Selling and marketing                   1,924          2,364             3,747          4,817
      General and administrative              1,569          2,350             3,078          4,500
      Research and development                1,140          1,042             2,204          2,015
                                            -------        -------           -------        -------

Total operating expenses                      4,633          5,756             9,029         11,332
                                            -------        -------           -------        -------

Operating income                              4,325         13,514             8,181         25,560
Other income, net                                88             84               144            192
                                            -------        -------           -------        -------

Income before income taxes                    4,413         13,598             8,325         25,752
Income tax provision                          1,644          5,466             3,101         10,352
                                            -------        -------           -------        -------

Net income                                  $ 2,769        $ 8,132           $ 5,224        $15,400
                                            =======        =======           =======        =======

Basic net income per share                  $  0.06        $  0.16           $  0.11        $  0.30
                                            =======        =======           =======        =======

Diluted net income per share                $  0.05        $  0.15           $  0.10        $  0.28
                                            =======        =======           =======        =======

Shares used to calculate basic net
      income per share                       49,203         51,580            48,753         51,256
                                            =======        =======           =======        =======

Shares used to calculate diluted net
      income per share                       53,666         55,571            53,082         55,488
                                            =======        =======           =======        =======


                              eRESEARCHTECHNOLOGY, INC. AND SUBSIDIARIES
                                      CONSOLIDATED BALANCE SHEETS
                          (in thousands, except share and per share amounts)


                                                                       December 31, 2003     June 30, 2004
                                                                       -----------------     -------------
                                                                                              (unaudited)
ASSETS

Current assets:
     Cash and cash equivalents                                           $  38,364             $  55,772
     Short-term investments                                                 13,558                21,387
     Accounts receivable, net                                               13,947                17,632
     Prepaid expenses and other                                              2,219                 3,662
     Deferred income taxes                                                     277                   277
                                                                         ---------             ---------
          Total current assets                                              68,365                98,730

Property and equipment, net                                                 16,416                19,617
Goodwill                                                                     1,212                 1,212
Investments in non-marketable securities                                       509                   509
Other assets                                                                   168                   302
Deferred income taxes                                                        5,308                 4,920
                                                                         ---------             ---------

               Total assets                                              $  91,978             $ 125,290
                                                                         =========             =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                                    $   3,513             $   3,797
     Accrued expenses                                                        4,446                 4,101
     Income taxes payable                                                    1,584                   147
     Current portion of capital lease obligations                              644                   452
     Deferred revenues                                                      12,401                19,431
                                                                         ---------             ---------
          Total current liabilities                                         22,588                27,928
                                                                         ---------             ---------

Capital lease obligations, excluding current portion                           131                     -
                                                                         ---------             ---------

Stockholders' equity:
     Preferred stock-$10.00 par value, 500,000 shares authorized,
          none issued and outstanding                                            -                     -
     Common stock-$.01 par value, 175,000,000 shares authorized,
          54,735,914 and 56,078,139 shares issued, respectively                547                   561
     Additional paid-in capital                                             54,238                66,856
     Accumulated other comprehensive income                                  1,038                 1,109
     Retained earnings                                                      16,826                32,226
     Treasury stock, 4,062,519 shares at cost                               (3,390)               (3,390)
                                                                         ---------             ---------

          Total stockholders' equity                                        69,259                97,362
                                                                         ---------             ---------

               Total liabilities and stockholders' equity                $  91,978             $ 125,290
                                                                         =========             =========

                              eRESEARCHTECHNOLOGY, INC. AND SUBSIDIARIES
                                 Consolidated Statements of Cash Flows
                                            (in thousands)
                                              (unaudited)

                                                                             Six Months Ended June 30,
                                                                            2003                  2004
                                                                          --------              --------
Operating activities:
   Net income                                                             $  5,224              $ 15,400
   Adjustments to reconcile net income to net cash
       provided by operating activities:
           Depreciation and amortization                                     2,323                 4,143
           Provision for uncollectible accounts                                  -                    84
           Stock option income tax benefits                                  2,005                 9,954
           Changes in operating assets and liabilities:
              Accounts receivable                                           (4,168)               (3,716)
              Prepaid expenses and other                                      (272)               (1,577)
              Accounts payable                                                 171                   290
              Accrued expenses                                                (522)                 (348)
              Income taxes                                                     484                (1,089)
              Deferred revenues                                                532                 7,010
                                                                          --------              --------
                  Net cash provided by operating activities                  5,777                30,151
                                                                          --------              --------

Investing activities:
   Purchases of property and equipment                                      (2,775)               (7,313)
   Purchases of short-term investments                                      (3,825)              (17,552)
   Proceeds from sales of short-term investments                             3,539                 9,723
                                                                          --------              --------
                  Net cash used in investing activities                     (3,061)              (15,142)
                                                                          --------              --------

Financing activities:
   Repayment of capital lease obligations                                     (293)                 (324)
   Proceeds from exercise of stock options                                   2,193                 2,681
                                                                          --------              --------
                  Net cash provided by financing activities                  1,900                 2,357
                                                                          --------              --------

Effect of exchange rate changes on cash                                        131                    42
                                                                          --------              --------

Net increase in cash and cash equivalents                                    4,747                17,408
Cash and cash equivalents, beginning of period                              17,443                38,364
                                                                          --------              --------

Cash and cash equivalents, end of period                                  $ 22,190              $ 55,772
                                                                          ========              ========